                                                                      Exhibit 11
                                                                      ----------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION

Statement Re:  Computation of Net Income (Loss) Per Common and Common Equivalent
               Share

                                  (Unaudited)

                                          Three Months Ended March 31,
                                          ----------------------------
                                              1995          1994
                                           -----------   -----------

Net Income (loss)                          $ 1,747,052   $(8,690,345)
                                           -----------   -----------
Primary Earnings (Loss) Per Share
- - - - ---------------------------------
Weighted average number of common shares
  outstanding                               22,416,016    21,258,040

Dilutive effect of outstanding common
  equivalent shares (1)                        904,363         -
                                           -----------   -----------

Weighted average number of common and
  common equivalent shares outstanding      23,320,379    21,258,040
                                           -----------   -----------

Net income (loss) per common and common
  equivalent share                                $.07         $(.41)
                                           -----------   -----------

Fully Diluted Earnings (Loss) Per Share:
- - - - ----------------------------------------
Weighted average number of common shares
  outstanding                               22,416,016    21,258,040

Dilutive effect of outstanding common
  equivalent shares (2)                      1,049,480         -
                                           -----------   -----------

Weighted average number of common and
  common equivalent shares outstanding      23,465,496    21,258,040
                                           -----------   -----------

Net income (loss) per common and common
  equivalent share                                $.07         $(.41)
                                           -----------   -----------

(1) For the three month period ended March 31, 1995, outstanding stock options and warrants issuable under various stock option plans, warrant agreements, and the employee stock purchase plan (as disclosed in the notes to the consolidated financial statements incorporated by reference in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994) are converted to common equivalent shares by the treasury stock method using the average market price during the period for the Company's shares. For the three month period ended March 31, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.

(2) Outstanding stock options and warrants issuable under various stock option plans, warrant agreements, and the employee stock purchase plan are converted to common equivalent shares by the treasury stock method using the higher of the average market price during the period or the market price at the end of the period for the Company's shares. For the three months ended March 31, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.

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